Exhibit (j)


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2005, relating to the financial statements and financial highlights which appears in the December
31, 2004 Annual Report to Shareholders of the Sentinel Variable Products Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial
Highlights", "Independent Registered Public Accounting Firm" and "General Information" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
New York, New York
April 28, 2005